SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                       POST EFFECTIVE AMENDMENT NUMBER TWO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                   Diversified Financial Resources Corporation
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             (Exact name of registrant as specified in its charter)


            Delaware                              58-2027283
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(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)


                1771 - Wolviston Way, San Diego, California 92154
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                    (Address of principal executive offices)


              The 2002 Benefit Plan of eLocity Networks Corporation
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                            (Full title of the plan)


                                  John Chapman,
                1771 - Wolviston Way, San Diego, California 92154
            (Name, address, including zip code, of agent for service)


   Telephone number, including area code, of agent for service: (619) 575-7041
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PART II.

Item 9.           Undertakings

         Pursuant to the undertaking set forth in paragraph (a) (3) of Item 9 of the Registration State on Form S-8, file number 333-82614 (The "Form S-8"), filed on February 12, 2002, Diversified Financial Resources Corporation (fka eLocity Networks Corporation) (the "Corporation") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the 2002 Benefit Plan of the Corporation as of the date of the filing hereof.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment to the Plan on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on September 4, 2002.

    Diversified Financial Resources Corporation

    By  /s/ John Chapman
      ------------------------------------------
       John Chapman,  President





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